Exhibit 10.23

DATED January 18, 2020

BERWIN TRADING Limited

and

PROFIT WELL LIMITED

and

FOOTHILLS EXPLORATION, INC.

and

BEIJING GAS BLUE SKY HOLDINGS Limited

Deed of Novation and Assignment

TABLE OF CONTENTS

1.	Definitions and Interpretation	1
2.	Bonds	3
3.	Costs	5
4.	General	5
5.	Governing Law and Arbitration	6

THIS DEED is made on the 18TH day of JANUARY, 2020

BETWEEN:

(1)	BERWIN TRADING LIMITED, a company incorporated in the British Virgin Islands whose registered address is at British Virgin Islands (“Assigner Berwin”);

(2)	PROFIT WELL LIMITED, a limited liability company incorporated under the laws of Hong Kong (“Assigner Profit Well”)

(3)	FOOTHILLS EXPLORATION, INC., a Delaware corporation whose address is 10940 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024 (the “Assignee”); and

(4)	BEIJING GAS BLUE SKY HOLDINGS LIMITED, a limited liability company incorporated in Bermuda whose registered address is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“BGBS”).

WHEREAS:

(A)	BGBS subscribed and the Assigners issued various Bonds with total principal, interest and penalties currently due in the amount of USD $5,476,505;

(B)	The Assignee is a company whose common stock is listed on a U.S. Exchange;

(C)	The Assigner Berwin is holding 3,457,519 shares of Assignee’s common stock under the name of Berwin Trading Limited and Assigner Profit Well is holding 1,503,759 shares of Assignee’s common stock under the name of Ouyang Lan Fang.

(D)	The parties to this Deed have agreed to the novation of the Bonds at the outstanding amounts due as at 18th January 2020 pursuant to Clause 2.1 of this Deed so that:

(i)	all rights, title and interest of the Assigners in each of the Bonds will be transferred to the Assignee;

(ii)	the Assignee will assume the liabilities and perform the obligations of the Assigners under the Bonds;

(iii)	the Assigners will be released and discharged from those liabilities and obligations.

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NOW THIS DEED WITNESSETH as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Deed, unless the context requires otherwise, capitalised terms used shall have the same meanings as defined in the respective Debenture, Bridge Note and/or Bond documents and the following words and expressions shall have the following meanings:

A series of debentures, bridge notes, and/or bonds in different tranches and amounts issued by Tiger Energy Partners International, LLC and Foothills Exploration, Inc. and/or its direct and indirect subsidiaries to BGBS, Berwin Trading Limited and Profit Well Limited.

BGBS also provided a series of notes from 2018

“Bond” means a bond, promissory note, bridge note and/or debenture previously issued by Assignee and/or one of Assignee’s direct and/or indirect subsidiaries.

“Dispute” has the meaning set out in Clause 5.2.1;

“HKIAC” means the Hong Kong International Arbitration Centre;

“HKIAC Rules” means the HKIAC Administered Arbitration Rules

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“HK$” means Hong Kong dollar, the lawful currency of Hong Kong;

“Transaction Document” means a bond, promissory note, bridge note, and/or debenture document issued by Assignee and/or one of Assignee’s direct and/or indirect subsidiaries for previous transactions referenced herein.

“US$” means United States dollar, the lawful currency of United States of America;

1.2	Modification, etc. of Legislation

Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date of this Deed) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.3	Clauses, Schedules, etc.

References in this Deed to Clauses, Recitals and Schedules are to clauses in, and recitals and schedules to, this Deed (unless the context otherwise requires). The Recitals and Schedules to this Deed shall be deemed to form part of this Deed.

1.4	Headings

Headings are inserted for convenience only and shall not affect the construction of this Deed.

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1.5	Persons

References to “persons” shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.6	Gender

The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.7	Time

Any reference to a time of a day is to Hong Kong time.

1.8	Construction of Certain References

1.8.1	In construing this Deed:

(a)	the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.8.2	This Deed may not be construed adversely to a Party only because that Party was responsible for preparing it.

2.	Bonds

2.1	Outstanding amounts of Bonds

The outstanding principal amounts of each of the Bonds as at 13th January 2020 are stipulated below:

Principal, Interest and Penalties Due:

Berwin Trading Limited Bonds & Profit Well Limited Bridge Note	$5,336,505
11/4/2019 – Bridge Loan to Foothills Production I, LLC:	$90,000
12/11/2019 – Bridge Loan to Foothills Production I, LLC	$50,000

GRAND TOTAL:	$5,476,505

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2.2	Novation

With effect immediately after Completion, the Assigners shall novate to the Assignee all obligations and liabilities of each respective Assigner under or in relation to each of the Bonds. The new Maturity Date pursuant to this novation for the combined total balance of USD $5,476,505 described in Section 2.1 above shall be hereby extended to December 31, 2023. The Interest Rate for the new Note described above shall be 13.5%. Assignee shall make a principal payment in the amount of $500,000 on December 31, 2020, and another principal payment of $500,000 on December 31, 2021. Assignee shall also make quarterly interest payments in the approximate amount of $184,832, with the first such interest payment due on January 30, 2022.

2.3	Assumption of Liabilities and Obligations

With effect immediately after Completion, the Assignee shall assume all obligations and liabilities of the Assignee under and in relation to the Bonds. The Assignee hereby undertakes to perform and discharge each of the amounts payable under each of the Bonds.

2.4	Release of Assigners

BGBS hereby consents to the Novation set forth in Clauses 2.1, 2.2 and 2.3 above and absolutely and unconditionally releases and discharges the Assigners from all obligations, liabilities, claims and demands whatsoever, howsoever arising under or in relation to the Bonds immediately after Completion.

2.5	Assignment

With effect immediately after Completion, the Assigners as legal and beneficial owners hereby assign to the Assignee absolutely and the Assignee agrees to take an assignment of all the Assigners’ right, title and interest in each of the Bonds together with the full benefit and advantage attaching thereto.

2.6	Notice

BGBS hereby takes notice of and consents to the assignment set forth in Clause 2.5 above.

2.7	Acknowledgement

Following the transactions contemplated under Clauses 2.1 to 2.6 above becoming effective, the Assignee will be bound by the terms of the Bonds in all respects as if the Assignee had been named as a party to the Bonds and had issued the Bonds in place of the Assigner.

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3.	Costs

3.1	Costs and Expenses

Save as expressly provided in this Deed or any other Transaction Document, each Party shall pay its own costs (including Taxes) in connection with the negotiation, preparation, execution and implementation of this Deed and the other Transaction Documents and any other matters in connection therewith.

4.	General

4.1	Successors and Assigns

This Deed shall be binding upon and inure for the benefit of the successors, assigns and legal personal representatives of the Parties.

4.2	Whole Agreement

This Deed (together with the other Transaction Documents) constitutes the whole agreement between the Parties relating to the subject matter of this Deed and shall supersede any previous agreements or arrangements between them relating to the subject matter hereof.

4.3	Invalidity

If any provision or part of a provision of this Deed shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Deed, all of which shall remain in full force and effect.

4.4	Further Assurance

At any time after the date of this Deed, each Party shall, and shall use all reasonable endeavours to procure (to the extent it is legally or contractually entitled to do so) that any necessary third party shall, execute such documents and do such acts and things as the other Parties may reasonable require for the purpose of giving to such Parties the full benefit and provisions of this Deed.

4.5	Counterparts

This Deed may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same instrument.

4.6	Third Party Rights

4.6.1	Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623) of the Laws of Hong Kong to enforce or to enjoy the benefit of any term of this Deed.

4.6.2	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

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5.	Governing Law and Arbitration

5.1	Governing Law

This Deed is governed by, and shall be construed in accordance with, the laws of Hong Kong.

5.2	Arbitration

5.2.1	Any dispute, controversy or claim arising out of or relating to this Deed or any other Transaction Document, or the breach, termination or invalidity thereof, (each, a “Dispute”) shall be referred to and finally resolved by arbitration in accordance with the provisions of this Clause 5.2.

5.2.2	Where a Dispute is referred to arbitration by any Party, the arbitration shall take place in Hong Kong and be administered by the HKIAC in accordance with the HKIAC Rules in force when the Notice of Arbitration is submitted in accordance with the HKIAC Rules. There shall be one arbitrator who shall be appointed by the HKIAC. The language to be used in the arbitral proceedings shall be English and the applicable law of the arbitration shall be Hong Kong law.

5.2.3	The foregoing shall not preclude any Party from seeking interim relief or orders for interim preservation in any Court of competent jurisdiction. Any such application to Court shall not demonstrate an intention to act inconsistently in any way with the agreement to settle Disputes by arbitration set out in this Clause 5.2.

5.3	Board of Advisors

Pursuant to this agreement, Assignee shall appoint Mr. Ming Kit Cheng to the Board of Advisors of Foothills Exploration, Inc.

[Signature Page Follows]

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IN WITNESS WHEREOF this DEED has been executed and delivered as a DEED by the Parties on the date first above written.

SEALED with the COMMON SEAL of	)
BERWIN TRADING LIMITED	)
and SIGNED by	)
)
for and on its behalf	)
in the presence of:	)

SEALED with the COMMON SEAL of	)
PROFIT WELL LIMITED	)
and SIGNED by	)
)
for and on its behalf	)
in the presence of:	)

SEALED with the COMMON SEAL of	)
FOOTHILLS EXPLORATION, INC.	)
and SIGNED by B.P. Allaire, CEO	)
)
for and on its behalf	)
in the presence of:	)

SEALED with the COMMON SEAL of	)
BEIJING GAS BLUE SKY HOLDINGS	)
LIMITED	)
and SIGNED by	)
)
for and on its behalf	)
in the presence of:	)

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